UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 12, 2016

                                 AMERICANN, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     000-54231                 27-4336843
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(State or other jurisdiction      (Commission File No.)     (IRS Employer
  of incorporation)                                          Identification No.)

                          3200 Brighton Blvd., Unit 144
                                Denver, CO 80216
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          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 862-9000




          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement

Agreements with AQUSCAN Delaware Corp.

     On April 12, 2016 AmeriCann signed agreements with AQUSCAN Delaware Corp. ("AQUSCAN"). AQUSCAN is one of eleven applicants for a vertically-integrated license to cultivate, process and sell medical cannabis in Delaware. The Delaware Division of Public Health is scheduled announce the application results in August of 2016 and award licenses for up to two new Registered Compassion Centers ("RCC").

     AQUSCAN applied and was accepted as AmeriCann's Preferred Partner in Delaware and has agreed to become the sole tenant in the planned Delaware Medical Cannabis Center ("DMCC") if a RCC license is awarded. AmeriCann will build and own the facility.

     The DMCC project is designed on 10 acres of unimproved land located in Garrison Oak Technology Park in Dover, DE. The City of Dover, which owns the park, has executed a Purchase and Sale Agreement for the property that is contingent upon an award of a license. City officials have been extremely supportive of the project and provided letters of support for the AQUSCAN application submitted on April 13, 2016.

     According to the agreement, in addition to building a state-of-the-art cultivation facility at the DMCC, AmeriCann will purchase and renovate an existing 3,200 square foot building located in Dover as a secure, medical cannabis dispensary.

     Additionally, AmeriCann may provide AQUSCAN with financing of up to $750,000 for a five-year term at 18% interest per annum for working capital associated with establishing and maintaining the RCC.

     The  state-of-the-art   sustainable  greenhouse  project  will  consist  of
multiple planned phases to allow AQUSCAN to support the Delaware medical marijuana market as it grows. The first phase of the planned project consists of 27,000 sq. ft. of cultivation and processing infrastructure. AmeriCann can expand the DMCC to approximately 204,000 sq. ft. for AQUSCAN, based on patient demand.

     The DMCC facility has been designed utilizing AmeriCann's proprietary system known as "Cannopy." AmeriCann has drawn on its team's extensive experience in traditional horticulture, lean manufacturing, medical research, facility construction, regulatory compliance, security, cannabis cultivation and genetics, extraction techniques, and infused product development. AmeriCann recently announced a similar greenhouse cultivation development in Massachusetts-The Massachusetts Medical Cannabis Center, (MMCC) south of Boston and has partnered with a licensee there.

     AmeriCann will need to secure significant capital to acquire the property, develop the first phase of the DMCC project and fund its loan with AQUSCAN.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2016
                                      AMERICANN, INC.


                                      By:  /s/ Timothy Keogh
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                                          Timothy Keogh, Chief Executive Officer